Exhibit 10.1

LIME ENERGY CO.

PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

This Preferred Stock And Warrant Purchase Agreement (this “Agreement”) is dated and effective as of December 30, 2013, by and among Lime Energy Co., a Delaware corporation (the “Company”), and the investors listed on Schedule 2.2 of this Agreement (each, a “Purchaser” and collectively, the “Purchasers”).

Recitals

A.                                    The Company desires to sell and issue to the Purchasers as of the date hereof or at “Subsequent Closings” (as hereinafter defined), an aggregate of up to 400,000 shares of the Company’s Series B Preferred Convertible Stock (the “Preferred Shares”), which Preferred Shares are convertible into shares of Company common stock, par value $0.0001 per share (the “Common Stock”), and warrants exercisable for up to 160,000 shares (subject to adjustment) of Common Stock (the “Warrants”), as more particularly set forth on Schedule 2.2 hereto, in exchange for the aggregate purchase price (for each Purchaser, the “Purchase Price”) set forth opposite such Purchaser’s name on Schedule 2.2 hereto.

B.                                    Each Purchaser desires to purchase and acquire the Preferred Shares and the Warrants, as set forth opposite such Purchaser’s name of Schedule 2.2 hereto.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

Agreement

1.                                      Defined Terms.  The terms defined in this Section 1 and parenthetically elsewhere in this Agreement shall have such defined meaning throughout this Agreement.

1.1                               “Affiliate” of a Person shall mean any Person that directly or indirectly, Controls, is Controlled by, or is under common Control with, the Person in question.

1.2                               “Agreement” shall mean this Preferred Stock and Warrant Purchase Agreement.

1.3                               “Company” shall mean Lime Energy Co., a Delaware corporation.

1.4                               “Control” shall mean the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise.

1.5                               “Conversion Shares” shall mean the shares of Common Stock into which the Preferred Stock may be converted.

1.6                               “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an transaction within SEC Rule 145; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.7                               “Lien” shall mean, with respect to any property or asset (whether tangible or intangible), any mortgage, lien, pledge, charge, security interest, encumbrance, or other adverse claim of any kind in respect of such property or asset.

1.8                               “Material Adverse Effect” shall mean any material adverse change in, or material adverse effect on, the business, assets, results of operations, value, financial or other condition of the Company and its Subsidiaries taken as a whole, or any event or circumstance that could reasonably be expected to have any such effect or that could reasonably be expected to prevent, hinder or delay the consummation of any of the transactions contemplated by this Agreement or any of the other documents, instruments or agreements contemplated hereby.

1.9                               “Person” shall mean an individual, corporation, partnership, limited liability company, association, trust, or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

1.10                        “Registrable Securities” means the Common Stock issuable or issued upon conversion of the Preferred Stock and upon the exercise of the Warrants.

1.11                        “SEC” shall mean the United States Securities and Exchange Commission.

1.12                        “Securities Act” shall mean the Securities Act of 1933, as amended.

1.13                        “Subsidiary” shall mean any corporation, partnership, or other entity that is owned, in whole or in part, by the Company.

1.14                        “Taxes” shall mean any federal, state, local, or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, severance, stamp, occupation, premium, windfall profit, customs, duties, real property, personal property, capital stock, intangibles, social security, unemployment, disability, payroll, license, employee, or other tax or levy, of any kind whatsoever, including any interest, penalties, or additions to tax in respect of the foregoing.

1.15                        “Warrant Shares” shall mean the shares of Common Stock issuable upon exercise of the Warrants.

2.                                      Purchase and Sale of Securities.

2.1                               Authorization.  On or prior to the closing of the transactions contemplated hereby, the Company shall have authorized (i) the sale and issuance to each Purchaser of the Preferred Stock and Warrants (collectively, the “Securities”); (ii) the sale and issuance of the Warrant Shares upon the exercise of the Warrants; and (iii) the issuance of the Conversion Shares upon conversion of the Preferred Stock.

2.2                               Sale and Issuance.  Subject to the terms and conditions set forth in this Agreement, each Purchaser agrees to purchase at Closing (as hereinafter defined), and the Company agrees to sell and issue to each Purchaser at Closing, that number of Preferred Stock and Warrants set forth opposite such Purchaser’s name on Schedule 2.2 hereto for the aggregate Purchase Price set forth thereon (the “Cash

Purchase Price”).  The per share exercise price of the Warrants, and the initial conversion price of the Preferred Stock is set forth opposite each Purchaser’s name on Schedule 2.2 hereto.

2.3                               Closings; Delivery of Certificates.

(a)                                 Closing.  The purchase and sale of the Preferred Stock and Warrants shall take place at one or more closings (each, a “Closing”).  The first Closing (the “First Closing”) shall take place on December 30, 2013 at the offices of Greenberg Glusker Fields Claman & Machtinger, LLP, 1900 Avenue of the Stars, Suite 2100, Los Angeles, California 90067, or at such other time and place mutually agreeable to the Company and the applicable Purchasers.  Subsequent Closings (each a “Subsequent Closing”) shall take place at times and places mutually agreeable to the Company and the applicable Purchasers; provided, that the terms of sale consummated at each Subsequent Closing shall be the same in all material respects as the terms of sale contained herein but not prior to the date that the conditions for such Closing set forth in Section 5 below have been satisfied or waived by the appropriate party; provided, further, that no Subsequent Closing shall take place later than January 31, 20143.

(b)                                 Delivery.  On each Closing Date, (i) each Purchaser shall remit its respective Cash Purchase Price to the Company via check or wire transfer in accordance with written instructions provided by the Company and (ii) the Company shall deliver to each Purchaser a certificate for Preferred Shares (“Preferred Stock Certificates”) representing the Preferred Shares purchased by such Purchaser, registered in the name of such Purchaser, and a Warrant, substantially in the form of Exhibit A, representing the Warrants purchased by such Purchaser.

3.                                      Representations and Warranties of the Company.  Except as set forth in the Schedule of Exceptions attached hereto as Schedule 3 (the “Schedule of Exceptions”), the Company hereby makes the following representations and warranties to the Purchasers as of the applicable Closing Date, unless stated as of an alternate date.

3.1                               Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which qualification is required, except where the failure to so qualify, individually or in the aggregate, would not have a Material Adverse Effect.

3.2                               Capitalization and Voting Rights.  As of the First Closing, the authorized capital stock of the Company consists of the following:

(a)                                 Preferred Stock.  5,000,000 shares of preferred stock, par value $0.01 per share, 2,000,000 of which are designated as Series A Preferred, of which 927,992 are issued and outstanding.

(b)                                 Common Stock. 50,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”), of which 3,617,976 shares are issued and outstanding as of December 27, 2013.

(c)                                  Other Rights.  Except for (i) currently outstanding warrants to purchase 951,041 shares of Common Stock, (ii) stock options exercisable for up to 461,822 shares of Common Stock, (iii) an aggregate of 556,930 shares of Common Stock reserved under the Company’s 2008 Long-Term Incentive Plan and 2010 Non-Employee Director Stock Plan, and (iv) 2,455,005 shares of Common Stock issuable upon conversion of the Company’s outstanding Series A Preferred Stock, there are not outstanding any options, warrants, rights (including purchase, conversion or preemptive rights), calls, commitments, subscription rights, exchange rights, profit participation, or other agreements for the purchase or acquisition from the Company, or similar rights to acquire from the Company or similar obligations of the Company to issue, any shares of its capital stock.

3.3                               Subsidiaries.  Each of the Company’s Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.  Each of the Company’s Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

3.4                               Authorization.  The Company has all requisite power and authority to execute and deliver this Agreement and perform its obligations thereunder, except as set forth on the Schedule of Exceptions and in Sections 7.1.  All corporate action on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company thereunder, and the authorization, issuance, sale and delivery of the Preferred Stock and the Warrants pursuant to this Agreement, the Conversion Shares upon conversion of the Preferred Stock, and the Warrant Shares pursuant to the Warrants has been taken or will be taken prior to the Closing, except as set forth in the Schedule of Exceptions and in Section 7.1.  This Agreement has been duly executed and delivered by the Company, and assuming that it has been duly executed and delivered by the applicable Purchaser, constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.  The sale of the Preferred Stock and the Warrants, the issuance of the Conversion Shares and the Warrant Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

3.5                               Valid Issuance of Preferred Stock, Warrants, Conversion Shares and Warrant Shares.  The Preferred Shares and the Warrants, when issued, sold and delivered in accordance with the terms of this Agreement for the Purchase Price, and with respect to the Warrant Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration set forth in the Warrants, and with respect to the Conversion Shares, when issued upon conversion of the Preferred Shares in accordance with the terms of the Preferred Shares, respectively, will be duly and validly issued, fully paid, and nonassessable, and will be free of all Liens and restrictions on transfer other than the restrictions on transfer contained in this Agreement, and under applicable state and federal securities laws.  The Conversion Shares and the Warrant Shares shall be duly and validly reserved for issuance consistent with Section 7.1.

3.6                               Offering.  Subject to the truth and accuracy of each Purchaser’s representations set forth in Section 4 of this Agreement, the offer, sale and issuance by the Company of the Preferred Stock, the Warrants, the Conversion Shares, and the Warrant Shares will be exempt from the registration requirements of the Securities Act, and are exempt from registration and qualification under the registration, permit or qualification requirements of all applicable securities laws of any state of the United States.

3.7                               Litigation.  There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company or its Subsidiaries, as the case may be, that questions the validity of this Agreement, the Preferred Stock, or the Warrants or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in a Material Adverse Effect.

3.8                               Registration Rights.  The Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

3.9                               Investment Company.  The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

3.10                        Offering Materials.  The Company has not distributed and will not distribute prior to the Closing Date any offering material, including any “free writing prospectus” (as defined in Rule 405 promulgated under the Securities Act), in connection with the offering and sale of the Securities.

3.11                        Foreign Corrupt Practices.  Neither the Company, nor any Subsidiary, nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

4.                                      Representations and Warranties of Purchasers.  Each Purchaser, severally but not jointly, hereby represents and warrants as of the applicable Closing Date that:

4.1                               Authorization.  It has the full power and authority to enter into this Agreement, and (assuming due execution by the Company and the other parties to such agreements) such agreement constitutes its valid and legally binding obligation, enforceable against it in accordance with its terms.

4.2                               Purchase Entirely for Own Account.  The Securities are being acquired for investment for the Purchaser’s own account, not as a nominee or agent and not with a view to the resale or distribution of any part thereof.

4.3                               Disclosure of Information.  Prior to the time of purchase of any Securities, the Purchaser received a copy of this Agreement.  The Purchaser has reviewed this Agreement, and has had the opportunity to ask questions and receive any additional information from persons acting on behalf of the Company to verify the Purchaser’s understanding of the terms thereof and of the Company’s business and status thereof.  The Purchaser acknowledges that no officer, director, attorney, broker-dealer, placement agent, finder or other person affiliated with the Company has given the Purchaser any information or made any representations, oral or written, other than as expressly provided in this Agreement, on which the Purchaser has relied upon in deciding to invest in the Securities, including without limitation, any information with respect to future acquisitions, mergers or operations of the Company or the economic returns which may accrue as a result of the purchase of the Securities.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Purchaser to rely thereon.  The Purchaser acknowledges and agrees that this Agreement contains all representations and warranties made by the Company to the Purchaser in connection with the offering, sale and purchase of the Securities.

4.4                               Investment Experience.  The Purchaser understands that the purchase of the Securities involves substantial risk.  It is an investor in securities of companies in the developmental stage and acknowledges that it can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of its investment in the Securities.  The Purchaser also represents it has not been organized for the purpose of acquiring the Securities.

4.5                               No General Solicitation.  The Purchaser acknowledges that it has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, newspaper or magazine article or advertisement, radio or television advertisement, or any other form of advertising or general solicitation with respect to the Securities.

4.6                               Accredited Purchaser.  Each U.S. Purchaser represents and warrants that it is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect and such U.S. Purchaser has executed the Certificate of Accredited Purchaser Status, attached hereto as Exhibit B.

4.7                               Restricted Securities.  The Purchaser acknowledges and understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances.  The Purchaser acknowledges that the Company has no obligation to file a registration statement regarding Purchaser’s resale of the Securities.  In this connection, the Purchaser represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby.  The Purchaser understands that Purchaser must hold the Preferred Stock, the Conversion Shares, the Warrants and the Warrant Shares indefinitely unless such Securities, as applicable, are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

4.8                               Public Information.  The Purchaser understands that the Company has not agreed with the Purchaser to comply with the public information or other provisions of SEC Rule 144 or any other exemption under federal or state law respecting the resale or other transfer of the Securities.

4.9                               SEC Reports.  The Purchaser acknowledges that it has had access to and has reviewed the following (collectively, the “Disclosure Documents”): (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, including, without limitation, the section captioned “Risk Factors” regarding risk factors associated with an investment in the Company and Amendment No. 1 thereto on Form 10-K/A, (ii) the Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2013 and September 30, 2013, and (iii) the Company’s Current Reports on Form 8-K filed since January 1, 2013, all as filed with the SEC.  In making this investment, the Purchaser has not relied upon any information not included in the Disclosure Documents, and the Purchaser has not relied upon any representations or warranties made by the Company, any other director or officer thereof, except as expressly set forth in this Agreement.

4.10                        Consultation With Own Attorney.  The Purchaser has been advised to consult with its own attorney and other financial and tax advisers regarding all legal matters concerning an investment in the Company and the tax consequences of purchasing the Securities, and has done so, to the extent such Purchaser considers necessary.

4.11                        Tax Consequences.  The Purchaser acknowledges that the tax consequences of investing in the Company will depend on particular circumstances, and neither the Company, the Company’s officers, any other investors, nor the partners, shareholders, members, managers, agents, officers, directors, employees, affiliates or consultants of any of them, will be responsible or liable for the tax consequences to the Purchaser of an investment in the Company.  The Purchaser has relied solely upon its own advisers with respect to the tax consequences of this investment.

4.12                        Information Provided by Purchaser(s).  All information which each Purchaser has provided to the Company concerning the Purchaser, its financial position and its knowledge of financial and business matters, and any information found in the Certificate of Accredited Purchaser Status, is truthful, accurate, correct, and complete as of the date set forth herein.

4.13                        Legends. The Purchaser understands that the certificates evidencing its Securities may bear a legend substantially similar to the following, and other legends as may be determined by the Company upon consultation with its legal counsel:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

4.14                        Patriot Act.  All capitalized words and phrases and all defined terms used in the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) and in other statutes and all orders, rules and regulations of the United States government and its various executive departments, agencies and offices related to the subject matter of the Patriot Act, including Executive Order 13224 effective September 24, 2001 (collectively referred as the “Patriot Act”) are incorporated into this Section.  The Purchaser and each and every Person affiliated with such Purchaser is:  (i) not a “blocked” person listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and all modifications thereto or thereof (as used in this Section only, the “Annex”); (ii) in full compliance with the requirements of the Patriot Act and all other requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”); (iii) not in receipt of any notice from the Secretary of State or the Attorney General of the United States or any other department, agency or office of the United States claiming a violation or possible violation of the Patriot Act; and (iv) not listed as a Specially Designated Terrorist or as a “blocked” person on any lists maintained by the OFAC pursuant to the Patriot Act or any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of the OFAC issued pursuant to the Patriot Act or on any other list of terrorists or terrorist organizations maintained pursuant to the Patriot Act.

5.                                      Conditions of Purchasers’ Obligations at Closing.  The obligations of the Purchaser participating in the First Closing are subject to the fulfillment, on or before the First Closing, of each of the following conditions, the waiver of which shall not be effective against such Purchaser who does not consent thereto (and the obligations of the Purchasers who participate in a Subsequent Closing are subject to the fulfillment, on or before such applicable Subsequent Closing, of each of the following conditions, the waiver of which shall not be effective against any Purchaser who does not consent thereto):

5.1                               Secretary’s Certificate.  Company shall have delivered to the Purchasers a certificate executed by the Company’s Secretary dated as of such Closing Date, certifying the resolutions adopted by the Board of Directors of the Company, approving the transactions contemplated by this Agreement and the issuance of the Preferred Stock and the Warrants, certifying the current versions of its Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing this Agreement, the Preferred Stock, the Warrants and related documents on behalf of the Company.

5.2                               Representations and Warranties.  The representations and warranties of the Company contained in Section 3 shall be true and correct as of the Closing Date.

5.3                               Performance.  The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on, or prior to, the Closing Date.

5.4                               Qualifications.  All authorizations, approvals, consents or permits, if any, of any Person that are required in connection with the lawful issuance and sale of the Preferred Stock, Conversion Shares, Warrants and the Warrant Shares, pursuant to this Agreement shall be duly obtained and effective as of the Closing Date.

5.5                               No Material Adverse Change.  Except as set forth in the Schedule of Exceptions, nothing shall have occurred or be threatened that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

6.                                      Conditions of the Company’s Obligations at Closing.  The obligations of the Company to each Purchaser as of the applicable Closing Date are subject to the fulfillment on or prior to the applicable Closing Date of each of the following conditions by that Purchaser:

6.1                               Representations and Warranties.  The representations and warranties of each Purchaser contained in Section 4 shall be true and correct as of the applicable Closing Date.

6.2                               Payment of Purchase Price.  Each Purchaser shall have delivered its Purchase Price.

6.3                               Performance.  Each Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on, or prior to, the Closing Date.

7.                                      Post-Closing Covenants.

7.1                               Purchaser’s Covenant Not to Exercise Warrants or Convert Preferred Stock in Excess of Share Cap.

(a)                                 Each Purchaser hereby covenants that it shall not convert any Preferred Stock or exercise any Warrant unless and until the Company obtains the approval of its stockholders as required by the applicable Marketplace Rules of The NASDAQ Stock Market for issuances of shares of Common Stock pursuant to the terms of the Preferred Stock and Warrants (the “Stockholder Approval”).  In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser’s Preferred Stock or Warrants, the restrictions of the prior sentence shall apply to such transferee and no such transfer shall be made unless the transferee agrees to be bound thereby.  The Company shall not be obligated to issue any Registrable Securities unless and until the Company obtains the Stockholder Approval. The Company covenants to seek the Stockholder Approval by July 31, 2014.  For the avoidance of doubt, no failure of the Company to seek or obtain the Stockholder Approval shall entitle the Purchasers or any holder of the Series B Preferred Stock to any right of rescission or cash settlement.

(b)                                 In addition to any other legend required or permitted hereby, the Preferred Stock Certificates shall bear a legend substantially similar to the following:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY AND WHICH MAY BE OBTAINED UPON REQUEST THERETO, AND MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH SUCH RESTRICTIONS.”

7.2                               Blue Sky Filings.  The Company shall file documents required of the Company for normal Blue Sky clearance in states specified in writing by the Purchasers; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

7.3                               Securities Act Filings.  The Company shall file a Form D with respect to the Securities as required under Regulation D under the Securities Act.

7.4                               Registration Rights.  If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Purchasers) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Purchaser notice of such registration.  Upon the request of each Purchaser given within twenty (20) days after such notice is given by the Company, the Company shall cause to be registered all of the Registrable Securities that each such Purchaser has requested to be included in such registration; provided, however, that in connection with any offering involving an underwriting of shares of Common Stock, the Company shall not be required to include any of the Purchasers’ Registrable Securities in such underwriting unless the Purchasers accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company.  If the total number of securities, including Registrable Securities, requested by Purchaser to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering.  If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Purchasers in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Purchaser or in such other proportions as shall mutually be agreed to by all such selling Purchasers.  Notwithstanding the foregoing, in no event shall the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 7.6 before the effective date of such registration, whether or not any Purchaser has elected to include Registrable Securities in such registration.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 7.6 with respect to the Registrable Securities of any selling Purchaser that such Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Purchaser’s Registrable Securities.

8.                                      Indemnification.

8.1                               Company Indemnity.  In consideration of each Purchaser’s execution and delivery of this Agreement and purchase of the Preferred Stock and Warrants hereunder and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, indemnify and hold harmless each Purchaser and all its stockholders, partners, members, officers, directors, employees and its agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Purchaser Indemnitees”) from and against any and all actions, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith, and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Purchaser Indemnitee as a result of, or arising out of, or relating to (a) any claims brought by such Purchaser Indemnitee arising out of any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any Closing certificate delivered to Purchaser as a condition to Closing, (b) any claims brought by such Purchaser Indemnitee arising out of any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other Closing certificate delivered to Purchaser as a condition to Closing, or (c) any cause of action, suit or claim brought or made against such Purchaser Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other certificate, instrument or document contemplated hereby or thereby.  The Company shall not be obligated to indemnify a Purchaser Indemnitee pursuant to this Section 8.1 for Indemnified Liabilities to the extent such Indemnified Liabilities are caused by acts of gross negligence or willful misconduct on the part of such Purchaser Indemnitee.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

8.2                               Procedure.  Each Purchaser Indemnitee entitled to indemnification under Section 8.1 shall give notice to the Company required to provide indemnification promptly after such Purchaser Indemnitee has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Company to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Company, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Purchaser Indemnitee (whose approval shall not be unreasonably withheld) and the Purchaser Indemnitee may participate in such defense at its own expense, and provided further that the failure of any Purchaser Indemnitee to give notice as provided herein shall not relieve the Company of its obligations under Section 8.1 except to the extent that the Company is materially and adversely affected by such failure to provide notice.  The Company, in the defense of any such claim or litigation, shall, except with the consent of each Purchaser Indemnitee, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof a release of such Purchaser Indemnitee from all liability in respect to such claim or litigation.  Each Purchaser Indemnitee shall furnish such non-privileged information regarding itself or the claim in questions as the Company may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

8.3                               Survival.  The indemnity and contribution agreements contained in Section 8.1 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement and (ii) the consummation of the sale or successive resales of the Securities.

9.                                      Miscellaneous.

9.1                               Survival of Warranties.  The warranties, representations and covenants of the Company and Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and each Closing for a period of twelve (12) months after such Closing.

9.2                               Subsequent Closings.  Notwithstanding anything to the contrary contained herein, if the Company shall issue additional Preferred Stock and Warrants pursuant to this Agreement, any Purchaser of such Shares and Warrants may become a party to this Agreement and shall be bound by the terms and conditions hereof as of the applicable Closing Date by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed a “Purchaser” hereunder as of the applicable Closing Date.

9.3                               Assignment of Preferred Stock and/or Warrants.  Each Purchaser shall be entitled to transfer all or a part of its Shares and/or Warrants purchased by it to one or more affiliated partnerships or funds managed by it or any of their respective directors, officers or partners, provided any such transferee agrees in writing to be subject to the terms of this Agreement and related agreements as if it were a Purchaser hereunder or thereunder.

9.4                               Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and permitted assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under, or by reason of, this Agreement, except as expressly provided in this Agreement.

9.5                               Governing Law and Jurisdiction.  This Agreement shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.  The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Illinois for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Agreement.  Nothing contained herein shall be deemed or operate to preclude the Purchaser from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Purchaser, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Purchaser.

9.6                               Counterparts and Facsimile Signatures.  This Agreement may be executed manually or by facsimile or electronic signature and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

9.7                               Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.8                               Notices.  Except as otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party, (b) when received by facsimile at the address and number for such party set forth on the signature page hereto, or (c) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth on the signature page below, with next business day delivery guaranteed.  A party may change or supplement its addresses for the purposes of receiving notice pursuant to this Section 9.8 by giving the other parties written notice of the new address in the manner set forth above.

9.9                               Finder’s Fee.  Each party represents that it neither is nor will be obligated for any brokers’ fee, finders’ fee or similar compensation in connection with this transaction.  Each Purchaser agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a brokers’ fee, finders’ fee or similar compensation (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, partners, employees or representatives is responsible, and the Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a brokers’ fee, finder’s fee or similar compensation (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

9.10                        Expenses.  Each Purchaser and the Company shall bear its own fees and expenses in connection with this transaction.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Preferred Stock or the Warrants, the prevailing party as determined specifically by the court shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

9.11                        Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the then outstanding Preferred Stock.  Any amendment or waiver effected in accordance with this Section 9.11 shall be binding upon each holder of Preferred Stock.

9.12                        Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

9.13                        Further Assurances.  The Company and the Purchasers shall take all further actions and execute and deliver all further documents that are reasonably be required to effect the transactions contemplated by this Agreement.

9.14                        Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement and understanding among the parties hereto and supersede all prior and contemporaneous negotiations and agreements between the parties regarding the subject matter hereof, whether oral or written.

9.15                        Publicity.  Except as may be required by applicable law, including federal securities laws, none of the parties hereto shall issue a publicity release or announcement or otherwise make a public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto.  Notwithstanding the foregoing, the Company shall be entitled to issue press release(s) regarding such transactions upon the Closing, provided that the Company will deliver a draft of such press release(s) to each Purchaser who invests at the First Closing and shall give such Purchaser an opportunity to comment thereon, and legal counsel for the Company may publish a standard tombstone as to the transactions herein so long as it omits the name of the Purchasers.

9.16                        Independent Counsel.  Each Purchaser confirms that either he or it has consulted with separate legal counsel or has determined of his or its free will not to obtain such separate representation.  Each Purchaser acknowledges that legal counsel for the Company has not represented such Purchaser in connection with this Agreement, the Preferred Stock, the Warrants, or the transactions contemplated hereby or thereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Preferred Stock and Warrant Purchase Agreement as of the date first above written.

“COMPANY”		“PURCHASER”

LIME ENERGY CO.		PURCHASER
SIGNATURE PAGE
ATTACHED
By:	/s/ Jeffrey Mistarz
Name: Jeffrey Mistarz
Title: Chief Financial Officer

Purchaser Signature Page to Preferred Stock and Warrant Purchase Agreement

SIGNATURE PAGE TO
PREFFERRED STOCK AND WARRANT PURCHASE AGREEMENT

The undersigned Purchaser, by signing and returning this signature page, irrevocably commits to the purchase of the number of shares of Preferred Stock and Warrants set forth below, subject to the terms and conditions of this Preferred Stock and Warrant Purchase Agreement, the Preferred Stock and the Warrants and hereby delivers to the Company, by wire transfer or check made payable to “Lime Energy Co.” the Cash Purchase Price.  The undersigned Purchaser further understands and agrees that while it is irrevocably committed to purchase the number of shares of Preferred Stock and Warrants subscribed for hereby, subject to the terms and conditions of this Preferred Stock and Warrant Purchase Agreement, the Preferred Stock and the Warrants, the Company may reject this subscription, in whole or in part, for any reason and refund to the undersigned Purchaser all or any portion of the Purchase Price, without deduction or interest.

PURCHASER:

Cash Purchase Price	$

Forms of Ownership.  Please indicate the form of ownership you desire for the Preferred Stock.

☐	Individual (one signature required

☐	Joint Tenants with right survivorship (both parties must sign)

☐	Tenants in common (both parties must sign)

☐	Community Property (one signature required if interest held in one name, i.e., managing spouse; two signatures required if interest is held in both names)

☐	Corporation or Limited Liability Company (signature of authorized party or parties)

☐	Partnership (signature of general partner and additional signatures if required by partnership agreement)

☐	Trust (signature of trustee and additional signatories if required by trust instrument)

Please PRINT the exact name (registration) investor

desires for the Preferred Stock.

Purchaser Signature Page to Preferred Stock and Warrant Purchase Agreement

SIGNATURE BY INDIVIDUAL SUBSCRIBERS

Signature			Signature

Social Security Number			Social Security Number

Print or Type Name			Print or Type Name

Executed at:			Executed at:

City	State	Zip	City	State	Zip

this day of , 2013			this day of , 2013

SIGNATURE BY CORPORATION, PARTNERSHIP OR TRUST

On Next Page

Individual Subscriber Signature Page to Preferred Stock and Warrant Purchase Agreement

SIGNATURE BY CORPORATION,

PARTNERSHIP OR TRUST SUBSCRIBERS

Name of Corporation, Partnership or Trust (Please Print or Type)

By:
Signature of Authorized Agent

Title:

Taxpayer Identification No.

Executed at: , this day of , 2013.

Individual Subscriber Signature Page to Preferred Stock and Warrant Purchase Agreement

SCHEDULE 2.2

Schedule of Purchasers

Purchaser	Cash Purchase Price	Number of Preferred Shares Purchased	Number of Warrants Purchased	Initial Conversion Price	Initial Warrant Exercise Price
Richard Kiphart	$2,000,000.00	200,000	80,000	$2.83	$2.83

The John Thomas Hurvis Revocable Trust	$2,000,000.00	200,000	80,000	$2.83	$2.83

SCHEDULE 3

Schedule of Exceptions

Section 3.4            Authorization

As disclosed in and contemplated by Section 7.1 of the Agreement, the Company must obtain the approval of its stockholders as required by the applicable Marketplace Rules of The NASDAQ Stock Market for issuances of shares of Registrable Securities in excess of the Share Cap described in Section 7.1.

Section 3.7            Litigation.

Shareholder and Derivative Action Lawsuits:

Satterfield v. Lime Energy Co., et al.

Kuberski v. Lime Energy Co., et al.

SEC Investigation:

The Securities and Exchange Commission is conducting an investigation of the Company’s revenue recognition practices and financial reporting.

EXHIBIT A

FORM OF WARRANT

EXHIBIT B

CERTIFICATE OF ACCREDITED INVESTOR STATUS

Except as may be indicated by the undersigned below, the undersigned is an “accredited investor,” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).  The undersigned has initialed the spaces below indicating the basis on which he is representing his status as an “accredited investor”:

a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”); an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and such plan has total assets in excess of US$5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors;”

a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000;

a natural person whose individual net worth, or joint net worth with the undersigned’s spouse, at the time of this purchase exceeds US$1,000,000 (excluding the market value of personal residence);

a natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with the undersigned’s spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

a trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment;

an entity in which all of the equity holders are “accredited investors” by virtue of their meeting one or more of the above standards; or

an individual who is a director or executive officer of Lime Energy Co.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Accredited Purchaser Status effective as of                                     , 2013.

PURCHASER

By:

Name:

Title: